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                                                                   Exhibit 10.10

                                                                  Conformed Copy

                             NA HOLDING CORPORATION
                         NORTH AMERICAN VAN LINES, INC.
                              5001 U.S. Hwy 30 West
                            Fort Wayne, Indiana 46801

                         CLAYTON, DUBILIER & RICE FUND V
                               LIMITED PARTNERSHIP
                           1403 Foulk Road, Suite 106
                              Wilmington, DE 19803

                                                         As of November 19, 1999

NFC plc
66 Chiltern Street
London W1N 3LT  England
Attention:  Director of Legal Services

Ladies and Gentlemen:

            Reference is made to the Acquisition Agreement, dated as of September 14, 1999, as such agreement may be amended from time to time (the "Acquisition Agreement"), between NA Holding Corporation (the "Company") and NFC plc ("NFC"), the Registration and Participation Agreement, dated as of March 30, 1998, as amended as of November 19, 1999, as such agreement may be amended from time to time (the "Registration and Participation Agreement"), between the Company and Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund"), the Stock Subscription Agreement, dated as of November 19, 1999, between the Company and the CD&R Fund as such agreement may be amended by from time to time (the "CD&R Fund Subscription Agreement"), and the Stock Subscription Agreement, dated as of November 19, 1999, between the Company and NFC, as such agreement may be amended from time to time (the "NFC Subscription Agreement"). Unless otherwise defined herein, all capitalized terms used in this letter agreement (this "Agreement") shall have the meanings ascribed to such terms in the Acquisition Agreement.

            WHEREAS, pursuant to the transactions contemplated by the Acquisition Agreement, the Company has issued to NFC International Holdings (Netherlands II) BV 174,961 shares of the Common Stock (the "Common Stock"), par value $0.01 per share of the Company, and pursuant to the NFC Subscription Agreement, the Company will issue to NFC or one of its Subsidiaries 56,338 shares of the Common Stock of the Company (collectively with the 174,961 shares of Common Stock issued pursuant to the Acquisition Agreement, the "Shares");

            WHEREAS, the Shares are entitled to the benefits of and are bound by the obligations set forth in the Registration and Participation Agreement;
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            WHEREAS, pursuant to the transactions contemplated by the
Acquisition Agreement, the CD&R Fund Subscription Agreement and the NFC Subscription Agreement, NFC will become a minority stockholder of the Company and the CD&R Fund will remain the majority stockholder of the Company;

            WHEREAS, pursuant to the transactions contemplated by the Acquisition Agreement, Realcause Limited, a wholly owned Subsidiary of NFC, will retain ownership of two shares (the "U.K. Shares") of the capital stock of Pickfords Limited and

            WHEREAS, the Company, NFC and the CD&R Fund wish to enter into this Agreement in order to set forth their mutual agreement concerning certain rights and obligations in respect of the Shares and the U.K. Shares held by NFC and certain other matters with respect to the Common Stock and the Board of Directors of the Company;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            Section 1. Board of Directors. (a) Composition; Nominees. (i) Subject to the provisions of this Agreement, each of the Boards of Directors of the Company and North American Van Lines, Inc. ("NAVL") (the "Boards") shall consist initially of ten members and may be increased or decreased in accordance with the by-laws of the Company and NAVL, respectively. The CD&R Fund shall be entitled to nominate nine members to each of the Boards, four of whom shall not be employed by either the Company, any of its Subsidiaries or Clayton, Dubilier & Rice, Inc. (the "Independent Directors").

            (ii) So long as NFC or any of its Affiliates owns 10% of the outstanding shares of Common Stock (determined as if all of the shares issuable to NFC or its Affiliates under the Warrant were outstanding and held by NFC), NFC shall be entitled (i) to nominate one member to each of the Boards, (ii) to be consulted by the CD&R Fund respecting the nomination of the first Independent Director nominated after the date hereof to fill any vacancy created by the death, disability, retirement, resignation or removal of any of the Independent Directors that are members of the Boards as of the date hereof, and with respect to every fourth nomination thereafter of a candidate to fill a vacancy on the Boards created by the death, disability, retirement, resignation or removal of an Independent Director and (iii) to nominate one member of the Audit Committee of the Board of the Company. In the event that the number of authorized directors of any of the Boards shall exceed ten and so long as NFC or any of its Affiliates owns 10% of the outstanding shares of Common Stock (determined as if all of the shares issuable to NFC or its Affiliates under the Warrant were outstanding and held by NFC), (x) NFC shall have the right to nominate as many more additional members to any such Boards as may be


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required to prevent the percentage of NFC's representatives on each of the
Boards from falling below ten percent and (y) the CD&R Fund shall have the right to nominate all other members to the Boards. NFC may elect, at its option, not to exercise such rights to nominate or to be consulted with respect to the nomination of directors of the Boards pursuant to this Section 1(a). The Company and each of the other parties hereto agrees to take all steps within their power, including voting any shares of Common Stock by them or any of their Affiliates, to cause any person so nominated to be elected to the Boards.

            (iii) So long as NFC is entitled to nominate a director pursuant to this Section 1(a)(ii) and elects not to exercise such right, NFC shall have the right to appoint a non-voting observer to attend all meetings of the Boards and to receive copies of all materials sent to the members of the Boards in connection with meetings of the Boards. The director nominated by NFC pursuant to this Section 1(a) shall be entitled to receive the same compensation and reimbursement of expenses that is paid to the Independent Directors of the Boards and shall be provided with all materials sent to the members of the Boards in connection with meetings of the Boards and the members of the committees of the Board in connection with meetings of the committees of the Board.

            (iv) If NFC and any of its Affiliates ceases to own at least 10% (determined as if all of the shares issuable to NFC or its Affiliates under the Warrant were outstanding and held by NFC) of the outstanding shares of Common Stock but continues to own at least 5% (determined as if all of the shares issuable to NFC or its Affiliates under the Warrant were outstanding and held by
NFC) of the outstanding shares of Common Stock, it shall have the right to appoint a non-voting observer to attend all meetings of the Boards and to receive copies of all materials sent to the members of the Boards in connection with meetings of the Boards.

            (b) Removal and Replacement of Nominees. Any director nominated pursuant to Section 1(a) by a party hereto may be removed at any time, with or without cause, by such party (but only by such party), and each party hereto shall take all steps within its power, including voting any shares of Common Stock owned by such party or its Affiliates at a meeting of the stockholders of the Company, to cause such director to be removed. At any time at which any party shall have exercised its right to nominate a director pursuant to Section 1(a) above (including with respect to NFC's consultation rights) and a vacancy shall be created on the Boards as a result of the death, disability, retirement, resignation or removal, with or without cause, of a director nominated by such party, (x) the Boards will request such party to nominate a candidate to fill such vacancy or (y) in the event that a candidate to fill such vacancy is to be elected at the next annual meeting of the stockholders of the Company, such party shall have the right to nominate the individual to fill such vacancy, and the provisions of paragraph 1(a) above shall apply with respect to the nomination and election of such nominee to fill such vacancy.


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            (c) Other Subsidiary Boards. In the event that any employee of
Clayton, Dubilier & Rice, Inc. is appointed to the Board of Directors of any Subsidiary of the Company ("Subsidiary Board") the provisions of Sections 1(a) and (b) above setting forth the rights and conditions for the appointment of directors and non-voting observers to the Boards of the Company and NAVL shall apply mutatis mutandis with respect to the appointment of such persons to any such Subsidiary Board.

            Section 2. Restrictions on Transfer. Neither NFC, nor any of its representatives, successors or assignees, shall Transfer, directly or indirectly, any shares of Common Stock to any other Person other than an Affiliate of NFC, except as provided in this Section 2. No Transfer of any shares of Common Stock by NFC to an Affiliate of NFC will be effective, and the Company shall not be required to register any such Transfer, until such Affiliate has agreed in a writing addressed to the Company to be bound by the terms of this Agreement.

            Section 2.1. Legends. NFC acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS (INCLUDING A RIGHT OF FIRST REFUSAL AND A HOLDBACK AGREEMENT) SET FORTH IN A LETTER AGREEMENT, DATED AS OF NOVEMBER 19, 1999, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AMONG NA HOLDING CORPORATION, NORTH AMERICAN VAN LINES, INC., NFC PLC AND CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LETTER AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF NA HOLDING CORPORATION. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 30, 1998, AS AMENDED AS OF NOVEMBER 19, 1999, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AMONG NA HOLDING CORPORATION AND CERTAIN STOCKHOLDERS OF NA HOLDING CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF NA HOLDING CORPORATION.


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      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
      THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO NA HOLDING CORPORATION AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO NA HOLDING CORPORATION, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C)
      A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR NA HOLDING CORPORATION, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            Section 2.2. Notice of Proposed Transfer; Opinion of Counsel. Prior to any Transfer of any shares of Common Stock that are not registered under an effective registration statement under the Securities Act (other than a Transfer pursuant to Rule 144 or any comparable rule under such Act), NFC shall give written notice (a "Transfer Notice") to the Company of its intention to effect such Transfer and shall comply in all other respects with this Section 2.2. Each Transfer Notice shall describe the manner and circumstances of the proposed Transfer in reasonable detail and be accompanied by an opinion of counsel (which requirement may be waived by the Company), who shall be independent of NFC (but who may be NFC's regular outside counsel), experienced in Securities Act matters and reasonably satisfactory to the Company, to the effect that the proposed Transfer may be effected without registration. Subject to Section 2.3, NFC shall thereupon be entitled to Transfer the securities in question in accordance with the terms of the Transfer Notice. Each share certificate, if any, issued upon or in connection with such Transfer shall bear the restrictive legend set forth in
Section 2.1, unless, in the opinion of such counsel and of counsel to the Company, such legend is no longer required to ensure compliance with the Securities Act.

            Section 2.3. Right of First Refusal. In the event that NFC desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board of Directors of the Company or the Executive Committee thereof) from any prospective purchaser to purchase shares of Common Stock at any time owned by NFC, it shall give


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notice in writing to the Company and the CD&R Fund (i) designating the number of shares of Common Stock proposed to be sold, (ii) naming the prospective purchaser of such shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which NFC desires to sell the same. During the 30-day period following receipt of such notice by the Company and the CD&R Fund (the "First Refusal Period"), the Company shall have the right to purchase from NFC no less than all the shares of Common Stock specified in such notice, at the Offer Price and on the Offer Terms. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following receipt of such notice to determine whether it shall elect to exercise such right. If the Company fails to exercise such right within the First Refusal Period, the CD&R Fund shall have the right to purchase no less than all the shares of Common
Stock at the Offer Price and on the Offer Terms, at any time during the period beginning on the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the CD&R Fund of written notice that the Company has elected not to exercise its rights under this Section 2.3 and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by written notice to NFC given at any time during the applicable period. If such right is exercised, the Company or the CD&R Fund, as the case may be, shall deliver to NFC a certified or bank check for the Offer Price, payable to the order of NFC, against delivery of the certificates or other instruments representing the shares of Common Stock so purchased, appropriately endorsed by NFC. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 30 days following the expiration of the Second Refusal Period, NFC may sell such shares of Common
Stock to (but only to) the intended purchaser named in NFC's notice to the Company and the CD&R Fund at the Offer Price and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in Section 2 of this Agreement, provided that such intended purchaser shall have agreed in writing to make and be bound by representations, warranties and covenants regarding such purchaser's investment intentions pursuant to an instrument of assumption satisfactory in substance and form to the Company.

            Section 2.4 Drag-Along Rights. (a) Drag-Along Notice. If the CD&R Fund intends to effect a sale of 51% or more of its shares of Common Stock of the Company to a Third Party Buyer and the CD&R Fund elects to exercise its rights under this Section 2.4, the CD&R Fund shall deliver written notice (a "Drag-Along Notice") to NFC, which notice shall (a) state (i) that the CD&R Fund wishes to exercise its rights under this Section 2.4 with respect to such sale,
(ii) the name and address of the Third Party Buyer, (iii) the per share amount and form of consideration the CD&R Fund proposes to receive for its shares of Common Stock and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such sale, (b) contain an offer (the "Drag-Along Offer") by the Third Party Buyer to purchase from NFC a percentage of his shares of Common Stock equal to the percentage of the shares of


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Common Stock owned by the CD&R Fund that are to be sold to the Third Party Buyer
(such percentage, the "Applicable Percentage") at the same price and on and subject to the same terms and conditions offered to the CD&R Fund and (c) state the anticipated time and place of the closing of the purchase and sale of the Applicable Percentage of the shares of Common Stock (a "Drag-Along Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Drag-Along Notice is delivered, provided that if such Drag-Along Closing shall not occur prior to the expiration of such 90-day period, the CD&R Fund shall be entitled to deliver additional Drag-Along Notices with respect to such Drag-Along Offer.

            (b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, NFC shall have the obligation to sell and transfer to the Third Party Buyer the Applicable Percentage of NFC's shares of Common Stock pursuant to the Drag-Along Offer, as the same may be modified from time to time, provided that the CD&R Fund sells and transfers the Applicable Percentage of its shares of Common Stock to the Third Party Buyer at the Drag-Along Closing at the same price and on the same terms and conditions. Within 10 days of receipt of the Drag-Along Notice, NFC shall (i) execute and deliver to the CD&R Fund a power of attorney and a letter of transmittal and custody agreement appointing, and in form and substance reasonably satisfactory to, the CD&R Fund or one or more of its affiliates designated by the CD&R Fund (the "Custodian"), the true and lawful attorney-in-fact and custodian for NFC, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the shares of Common Stock to the Third Party Buyer, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer (other than those stated on the stock certificate or the terms of this Agreement), proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the CD&R Fund also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its shares of Common Stock on the same terms as so amended, waived, modified or supplemented) and (ii) deliver to the Custodian certificates representing the Applicable Percentage of the shares of Common Stock, together with all necessary duly executed stock powers, provided that in no event shall NFC be subject to any escrow or indemnification obligations in connection with such sale without its prior written consent. The Custodian shall hold the Applicable Percentage of the shares of Common Stock and other documents in trust for NFC pending completion or abandonment of such sale. If, within 90 days after the CD&R Fund delivers the Drag-Along Notice, the CD&R Fund has not completed the sale of the Applicable Percentage of the shares and of its shares of Common Stock to the Third Party Buyer and another Drag-Along Notice with respect to such Drag-Along Offer


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has not been sent to NFC, the Custodian shall return to NFC all certificates representing the Applicable Percentage of the shares of Common Stock and all other documents that NFC delivered in connection with such sale. Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to NFC, shall remit to NFC the total consideration for the Applicable Percentage of the shares of Common Stock sold pursuant thereto (reduced by any amount required to be held in escrow as consented to by NFC and pursuant to the terms of any purchase and sale agreement), and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by NFC.

            (c) Remedies. NFC acknowledges that the CD&R Fund would be irreparably damaged in the event of a breach or a threatened breach by NFC of any of its obligations under this 2.4 and NFC agrees that, in the event of a breach or a threatened breach by NFC of any such obligation, the CD&R Fund shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by NFC of its obligations under this Section 2.4. In the event that the CD&R Fund shall file suit to enforce the covenants contained in this 2.4 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses. In the event that, following a breach or a threatened breach by NFC of the provisions of this
Section 2.4, the CD&R Fund does not obtain an injunction granting it specific performance of the NFC's obligations under this 2.4 in connection with such proposed sale prior to the time the CD&R Fund completes the sale of the Applicable Percentage of its shares of Common Stock or, in its sole discretion, abandons such sale, then the Company shall have the option to purchase all of the shares of Common Stock from NFC at a purchase price per share equal to the per share consideration payable pursuant to the Drag-Along Offer.

            Section 2.5. Termination of Restrictions. (a) Securities Law Restrictions. The legend requirements of Section 2.1 and the restrictions imposed by Section 2.2 shall terminate as to any Shares (i) when and so long as such Shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Shares,
(ii) when, in the opinions of both counsel for NFC and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or (iii) when such Shares have been beneficially owned, by a person who has not been an affiliate of the Company for at least three months, for a period of at least two years, all as determined under Rule 144 under the Securities Act. Whenever any such securities law restrictions shall terminate as to any Shares, as soon as practicable thereafter and in any event within five days, the holder thereof shall be entitled


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to receive from the Company and the Company agrees to issue to such holder, without expense (other than transfer taxes, if any) and at the request of the holder thereof, new securities of like tenor not bearing the second paragraph of the legend set forth in Section 2.1 hereof. The legend requirements of the first paragraph of the legend set forth in Section 2.1 hereof shall continue in effect with respect to other transfer restrictions set forth herein and in the Registration and Participation Agreement for so long as such restrictions remain applicable and thereafter the Company agrees to reissue securities not bearing any legend.

            (b) Other Restrictions. The restrictions set forth in Sections 2.3 and 2.4 shall terminate in the event that a Public Offering has been consummated.

            Section 2.6. Registration; Restrictions on Sale Upon Public Offering. NFC agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, it will not seek to effect any public sale (including a sale under Rule 144) of any of the shares of capital stock of the Company or any distribution of such shares, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement.

            Section 2.7 Qualifying Sale. The CD&R Fund agrees that it shall not consummate the sale of any of its shares of Common Stock in a transaction that would be deemed a Qualified Sale (as defined in the Registration and Participation Agreement) unless and until those holders of Registrable Securities (as defined in the Registration and Participation Agreement) who have elected to participate in the contemplated Qualifying Sale are allowed to participate in such Qualifying Sale (in accordance with Section 4(a) of the Registration and Participation Agreement).

            Section 2.8 Delivery of Certain Financial Information. As long as the Company (x) has not registered any securities under the Exchange Act and (y) is not subject to the reporting requirements of the Exchange Act, the Company will provide NFC with copies of the financial information that the Company provides to holders of NAVL's senior subordinated notes.

            Section 3. Restrictions on U.K. Shares Realcause Limited shall not Transfer the U.K. Shares without the prior written consent of the Buyer such consent not not to be unreasonably withheld. The "Drag-Along" provisions of
Section 2.4 shall apply to the U.K. Shares mutatis mutandis in the case of a transfer of the shares of Pickfords Limited.

            Section 4. Definitions.


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            Affiliate: with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            Applicable Percentage: the meaning specified in Section 2.4.

            Beneficially Own: with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            Board: the meaning specified in Section 1(a).

            CD&R Fund: Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.).

            Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

            Common Stock: the meaning specified in the recitals to this Agreement.

            Company: the meaning specified in the introductory paragraph of this Agreement.

            Drag-Along Closing: the meaning specified in Section 2.4.

            Drag-Along Notice: the meaning specified in Section 2.4.

            Drag-Along Offer: the meaning specified in Section 2.4.

            Drag-Along Price: the meaning specified in Section 2.4.

            Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor Federal statute and the rules and regulations thereunder, which shall be in effect at the time. Any reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the corresponding section, if any, of any such successor statute.

            First Refusal Period: the meaning specified in Section 2.3.


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

            Independent Directors: the meaning specified in Section 1(a).

            NFC: the meaning specified in the introductory paragraph of this Agreement, provided that for all purposes of this Agreement the term "NFC" shall also include any Affiliate of NFC in whose name any shares of Common Stock are registered from time to time.

            Offer Price: the meaning specified in Section 2.4.

            Offer Terms: the meaning specified in Section 2.4.

            Person: an individual, a partnership, a limited liability company, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

            Public Offering: any underwritten public offering of Common Stock led by one or more underwriters at least one of which is of nationally recognized standing pursuant to an effective registration statement under the Securities Act.

            Registration and Participation Agreement: the meaning specified in the introductory paragraph of this Agreement.

            Second Refusal Period: the meaning specified in Section 2.3.

            Securities Act: the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder, which shall be in effect at the time. Any reference to a particular section of the Securities Act of 1933 shall include a reference to the corresponding section, if any, of any such successor statute.

            Shares: the meaning specified in the recitals of this Agreement.

            Subsidiary: as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

            Subsidiary Board: the meaning specified in Section 1(c).


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            Third Party Buyer: any Person who is not an Affiliate of the CD&R
Fund and who does not own shares of common stock in a company (other than the Company) in which an investment fund managed by Clayton, Dubilier & Rice, Inc. has made an investment.

            Transfer: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

            Transfer Notice: the meaning specified in Section 2.2.

            U.K. Shares: the meaning in the recitals to this Agreement.

            Section 5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram (with telephone confirmation), as follows:

            if to NFC, to it at:

                  NFC plc
                  66 Chiltern Street
                  London  W1N 3LT
                  England
                  Fax: (44 171) 224-2381
                  Tel: (44 171) 317-0088
                  Attention: Director of Legal Services

            with copies to:

                  Kirkland & Ellis
                  Citicorp Centre
                  153 East 53rd Street
                  New York, New York  10022
                  Fax: 212-446-4900
                  Tel: 212-446-4940
                  Attention: Kirk A. Radke


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

            and

                  Ashurst Morris Crisp
                  Broadwalk House
                  5 Appold Street
                  London  England  EC2A 2HA
                  Fax: (44 171) 972-7990
                  Tel: (44 171) 972-7710
                  Attention: Geoffrey Green

            if to the Company or NAVL, to it at:

                  NA Holding Corporation
                  c/o North American Van Lines, Inc.
                  5001 U.S. HWY 30 West
                  Fort Wayne, Indiana  46801
                  Fax: 219-429-3135
                  Tel: 219-429-2511
                  Attention: General Counsel

            with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Fax: 212-909-6836
                  Tel: 212-909-6000
                  Attention: Paul S. Bird

            if to the CD&R Fund, to it at:

                  Clayton, Dubilier & Rice Fund V
                  Limited Partnership
                  1403 Foulk Road, Suite 106
                  Wilmington, Delaware 19803
                  Attention: General Partner
            with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Fax: 212-909-6836
                  Tel: 212-909-6000
                  Attention: Paul S. Bird

            Section 6. Amendment. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            Section 7. Successors and Assigns. This Agreement shall be binding upon the Company, the CD&R Fund and NFC and their respective successors and assigns. No party hereto may assign this Agreement (other than to its Affiliates) or its rights or duties hereunder without the prior written consent of the other parties hereto.

            Section 8. No Third Party Beneficiary. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits or create any rights in favor of, any person other than the parties hereto.

            Section 9. Entire Agreement. This Agreement, together with the Acquisition Agreement, the Registration and Participation Agreement and the NFC Subscription Agreement, constitutes the entire understanding and agreement among the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, whether written or oral, among the parties with respect to the subject matter hereof.

            Section 10. Miscellaneous. The section headings of this Agreement are for purposes of convenience only and shall not constitute a part hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).


                                       Very truly yours,

                                       NA HOLDING CORPORATION


                                       By /s/R. Barry Uber
                                          --------------------------------------
                                          Name: R. Barry Uber
                                          Title: President and Chief Executive
                                                 Officer


                                       NORTH AMERICAN VAN LINES, INC.


                                       By /s/R. Barry Uber
                                          --------------------------------------
                                          Name: R. Barry Uber
                                          Title: President and Chief Executive
                                                 Officer

                                       CLAYTON, DUBILIER & RICE
                                       FUND V LIMITED PARTNERSHIP

                                       By CD&R Associates V
                                          Limited Partnership
                                          the General Partnership

                                       By CD&R Investment Associates II, Inc.


                                       By /s/Donald J. Gogel
                                          --------------------------------------
                                          Name: Donald J. Gogel
                                          Title: President and Chief Executive
                                                 Officer

Agreed to and acknowledged
as of the date first written above.

NFC PLC


By /s/Jeremy Letchford
   ----------------------------
   Name: Jeremy Letchford
   Title: Secretary

Agreed to and acknowledged
as of the date first written above.

NFC INTERNATIONAL HOLDINGS
     (NETHERLANDS II) BV


By /s/Ronan J. Dunne
   ----------------------------
   Name: Ronan J. Dunne
   Title: Authorized Signatory